UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2010

ADVANCED LIFE SCIENCES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51436	30-0296543
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1440 Davey Road
Woodridge, Illinois	60517
(Address of principal executive offices)	(Zip Code)

(630) 739-6744

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

Advanced Life Sciences Holdings, Inc. (the “Company”) entered into a letter agreement, dated as of June 17, 2010, with The Leaders Bank (“Leaders”), amending its line of credit in order to extend the deadline for a required $1.5 million repayment from July 1, 2010 until October 1, 2010 (the “Amendment”).

In addition, on June 15, 2010, the Company (acting through the independent audit committee of the Company’s board of directors) entered into an agreement with Dr. Michael T. Flavin, the Company’s Chief Executive Officer, amending and restating the Debt Exchange Agreement dated as of May 10, 2010 (the “Amended Exchange Agreement”).  The Amended Exchange Agreement provides that the proposed exchange of the Company’s $2 million promissory note with Dr. Flavin for equity securities shall be subject to stockholders approving an amendment to the Company’s certificate of incorporation in order to increase the authorized shares of the Company’s common stock.

The Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.  The Amended Exchange Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.  The above descriptions of the material terms of the Amendment and the Amended Exchange Agreement do not purport to be complete and are qualified in their entirety by reference to Exhibit 10.1 and Exhibit 10.2.

Item 9.01.             Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Letter agreement between Advanced Life Sciences Holdings, Inc. and The Leaders Bank, dated as of June 17, 2010.

10.2	Amended and Restated Debt Exchange Agreement between Advanced Life Sciences Holdings, Inc. and Dr. Michael T. Flavin, dated as of June 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED LIFE SCIENCES HOLDINGS, INC.

Dated: June 18, 2010	By:	/s/ Michael T. Flavin
	Name:	Michael T. Flavin, Ph.D.
	Title:	Chairman and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Letter agreement between Advanced Life Sciences Holdings, Inc. and The Leaders Bank, dated as of June 17, 2010.

10.2	Amended and Restated Debt Exchange Agreement between the Advanced Life Sciences Holdings, Inc. and Dr. Michael T. Flavin, dated as of June 15, 2010.